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                                                                       Exhibit 5

                                December 3, 2001

Aon Corporation
200 East Randolph Street
Chicago, Illinois 60601


     Re: $750,000,000 OF DEBT SECURITIES, PREFERRED STOCK, COMMON STOCK, SHARE PURCHASE CONTRACTS AND SHARE PURCHASE UNITS

Ladies and Gentlemen:

     I am Senior Counsel and Assistant Secretary of Aon Corporation (the "Company"). I refer to the Registration Statement on Form S-3 (the "Registration Statement") being filed by the Company, with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the shelf registration of $750,000,000 of the Company's debt securities (the "Debt Securities"), preferred stock, par value $1.00 per share ("Preferred Stock"), common stock, par value $1.00 per share ("Common Stock"), share purchase contracts obligating the holders to purchase from the Company a specified number of Common Stock ("Share Purchase Contracts") which may be issued separately or as part of share purchase units, each consisting of a Share Purchase Contract and of a beneficial interest in the Company's Debt Securities, Preferred Stock or debt obligations of third parties securing the holder's obligations to purchase Common Shares under the Share Purchase Contracts ("Share Purchase Units"). The Debt Securities are to be issued under an Indenture dated as of September 15, 1992 between the Company and The Bank of New York, as successor trustee (the "Senior Debt Indenture"), and an Indenture to be dated as of a date before the first issuance of subordinated debt securities between the Company and U.S. Bank Trust National Association, as trustee (the "Subordinated Debt Indenture" and together with the Senior Debt Indenture, the "Indentures"). The Preferred Stock will be issued pursuant to a Certificate of Designation relating to a particular series of Preferred Stock.

     I am familiar with the proceedings to date with respect to the proposed issuance and sale of the Debt Securities, the Preferred Stock, the Common Stock, the Share Purchase Contracts and the Share Purchase Units and have examined such records, documents and questions of law, and satisfied myself as to such matters of fact, as I have considered relevant and necessary as a basis for this opinion.

     In rendering the opinions expressed below, I have assumed the authenticity of all documents submitted to me as originals and the conformity to the originals of all documents submitted to me as copies. In addition, I have assumed and have not verified the accuracy as to factual matters of each document I reviewed.

     Based on the foregoing, I am of the opinion that:


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Aon Corporation
December 3, 2001
Page 2


1. The Company is duly incorporated and validly existing under the laws of the State of Delaware.

2. The Company has corporate power and authority to authorize and sell the Debt Securities, the Preferred Stock, the Common Stock, the Share Purchase Contracts and the Share Purchase Units.

3. Each series of Debt Securities will be legally issued and binding obligations of the Company (except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law) when (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act and the Indentures (including any necessary supplemental indentures) shall have been qualified under the Trust Indenture Act of 1939, as amended; (ii) a Prospectus Supplement with respect to such series of Debt Securities shall have been filed with the SEC pursuant to Rule 424 under the Securities Act; (iii) the Company's board of directors or a duly authorized committee thereof shall have duly adopted final resolutions authorizing the issuance and sale of such series of Debt Securities as contemplated by the Registration Statement and the Indentures; (iv) such series of Debt Securities shall have been duly executed and authenticated as provided in the Indentures and such resolutions and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor; (v) any consents required pursuant to the Company's credit facilities shall have been obtained; and (vi) in the case of any Debt Securities issued under the Subordinated Debt Indenture, such Subordinated Debt Indenture shall have been duly executed and delivered by the Company and U.S. Bank Trust National Association, as trustee.

4. Each series of Preferred Stock will be validly issued, fully paid and nonassessable when (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a Prospectus Supplement with respect to the sale of such series of Preferred Stock shall have been filed with the SEC pursuant to Rule 424 under the Securities Act; (iii) the Company's board of directors or a duly authorized committee thereof shall have duly adopted resolutions specifying the terms and conditions of such series of Preferred Stock and authorizing its issuance; (iv) the Company shall have filed with the Delaware Secretary of State a certificate of designation with respect to such series of Preferred Stock; and (v) certificates representing such series of Preferred Stock shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment therefor in the manner described in the Registration Statement.

5. The shares of Common Stock will be validly issued, fully paid and nonassessable when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a Prospectus


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Aon Corporation
December 3, 2001
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     Supplement with respect to the sale of such Common Stock shall have been filed with the SEC pursuant to Rule 424 under the Securities Act; (iii) the Company's board of directors or a duly authorized committee thereof shall have duly adopted final resolutions authorizing the issuance and sale of the Common Stock; and (iv) certificates representing the Common Stock shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment therefor in the manner described in the Registration Statement.

6. The Share Purchase Contracts and/or the Share Purchase Units will be legally issued and binding obligations of the Company (except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law) when (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a Prospectus Supplement with respect to the sale of such Share Purchase Contracts and/or Share Purchase Units shall have been filed with the SEC pursuant to Rule 424 under the Securities Act; (iii) the Company's board of directors or a duly authorized committee thereof shall have duly adopted resolutions specifying the terms and conditions of such Share Purchase Contracts and/or Share Purchase Units and authorizing such issuance; (iv) any Common Stock, Preferred Stock, Debt Securities and/or debt obligations of third parties issued as a security for the relevant Share Purchase Contract and/or as part of the relevant Share Purchase Units are duly authorized and validly issued; and (v) certificates representing such Share Purchase Contracts and/or Share Purchase Units shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment therefor in the manner described in the Registration Statement.

     This opinion letter is limited to the General Corporation Law of the State of Delaware, the laws of the State of Illinois and the federal laws of the United States of America.

     For the purposes of this opinion letter, I have assumed that, at the time of the issuance, sale and delivery of each series of Debt Securities and Preferred Stock, each issue of Common Stock, Share Purchase Contracts and Share Purchase Units, as the case may be: (i) the authorization thereof by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof; (ii) in the case of the Debt Securities, the Indentures will not have been modified or amended; (iii) in the case of the issue of any series of Preferred Stock or the issue of Common Stock, the terms and conditions of such Preferred Stock or Common Stock, as the case may be, will be as expressly contemplated by the Registration Statement; and (iv) the Second Restated Certificate of Incorporation, as amended, and the By-Laws of the Company, as currently in effect, will not have been modified or amended and will be in full force and effect.

     I do not find it necessary for the purposes of this opinion letter to cover, and accordingly I express no opinion as to, the application of the securities or blue sky laws of the


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Aon Corporation
December 3, 2001
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various states or the District of Columbia to sales of the Debt Securities, the
Preferred Stock, the Common Stock, the Share Purchase Contracts or the Share Purchase Units.

     I hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to me under the caption "Validity of Securities" in the Prospectus forming a part of the Registration Statement. In giving such consent, I do not thereby admit that I am within the category of persons whose consent is required by Section 7 of the Securities Act or the related rules and regulations promulgated by the SEC.

                                       Very truly yours,

                                       /s/ Richard E. Barry